Exhibit 99.1

RealD Inc. Reports First Quarter Fiscal 2011 Financial Results

LOS ANGELES (August 2, 2010) - RealD Inc. (NYSE: RLD), a leading global licensor of 3D technologies, today announced the Company’s financial results for its first quarter of fiscal 2011 ended June 25, 2010.

For the first fiscal quarter, RealD reported net revenue of $64.5 million, compared to $25.6 million for the first quarter of fiscal 2010, an increase of 152 percent.

GAAP net income attributable to common stockholders for the first fiscal quarter was $2.9 million, or $0.09 per diluted share, compared to a GAAP net loss attributable to common stockholders of $9.8 million, or ($0.41) per diluted share, for the first quarter of fiscal 2010.

Adjusted EBITDA for the first fiscal quarter was $11.0 million, compared to $2.3 million for the first quarter of fiscal 2010, an increase of 387 percent.  Adjusted EBITDA, which is a non-GAAP financial measure, is defined below and reconciled to net income (loss), the most comparable measure under GAAP, in the section entitled “Use of non-GAAP financial measures.”

As of June 25, 2010, the Company had deployed approximately 7,500 RealD enabled screens, an increase of 188% from 2,600 screens at June 26, 2009.

During the first fiscal quarter, the Company generated $9.7 million in cash from operating activities and closed the first fiscal quarter with overall cash and investments of $19.5 million.

“Our first quarter financial results highlight the power and scalability of our 3D technology licensing model,” said Michael V. Lewis, Chairman and Chief Executive Officer of RealD. “With a history of 3D technology innovation, we have developed a brand that is synonymous with delivering a premium 3D experience. In the quarter, we continued to extend the reach of our RealD 3D technology platform through new partnerships in both the cinema and consumer markets. We look forward to building upon the strong foundation that we’ve built in the quarters and years to come.”

On July 21, 2010, RealD completed its initial public offering of 14,375,000 shares of common stock, including 1,875,000 shares of common stock from the full exercise of the underwriters’ over-allotment option, at $16.00 per share. The company sold 6,000,000 shares and existing stockholders sold an aggregate of 8,375,000 shares.  The initial public offering generated net proceeds to the company of approximately $82.6 million, after deducting underwriting discounts and estimated offering expenses payable by RealD. RealD did not receive any proceeds from the sale of shares by the selling stockholders.

Mr. Lewis commented, “The successful completion of our initial public offering marks an exciting step in our company’s history.  We are at the forefront of growing consumer demand for a high-quality, immersive visual experience that 3D uniquely provides.  Our global and highly scalable 3D technology licensing platform positions RealD to capture the current opportunity in 3D cinema and the emerging opportunity in the 3D consumer electronics market.”

Conference call information

Members of RealD management will host a conference call to discuss its first quarter fiscal 2010 financial results beginning at 4:30 pm ET (1:30 pm PT), today, August 2, 2010.  The conference will be broadcast live over the Internet, hosted at the Investor Relations section of the company’s website at www.reald.com, and will be archived online upon completion of the call.

Cautionary note on forward-looking statements

This press release includes forward-looking information and statements, including but not limited to, statements concerning anticipated future financial and operating performance, RealD’s ability to continue to derive substantial revenue from the licensing of RealD’s 3D technologies for use in the motion picture industry, as well as RealD’s ability to generate substantial revenue from the licensing of RealD’s 3D technologies for use in the 3D consumer electronics market; the progress, timing and amount of expenses associated with RealD’s research and development activities; market and industry trends, including growth in 3D content; and RealD’s projected operating results. These statements are based on our management’s current expectations and beliefs, as well as a number of assumptions concerning future events. Such forward-looking statements are subject to known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside our management’s control that could cause actual results to differ materially from the results discussed in the forward-looking statements.  The company’s quarterly report on Form 10-Q for the three months ended June 25, 2010 includes a more detailed discussion of the risks and uncertainties that may cause that could cause actual results to differ materially from the results discussed in the forward-looking statements.

RealD undertakes no obligation to update publicly the information contained in this press release, or any forward-looking statements, to reflect new information, events or circumstances after the date they were made, or to reflect the occurrence of unanticipated events.

Use of non-GAAP financial measures

To supplement RealD’s financial statements presented on a GAAP basis, RealD provides Adjusted EBITDA as a supplemental measure of its performance.  The company defines Adjusted EBITDA as net income (loss), plus interest expense, net, income taxes and depreciation and amortization, as further adjusted to eliminate the impact of certain items not considered indicative of the company’s core operating performance.

RealD presents Adjusted EBITDA in reporting its financial results to provide investors with an additional tool to evaluate RealD’s operating results in a manner that focuses on what RealD’s management believes to be its ongoing business operations.  RealD’s management does not itself, nor does it suggest that investors should, consider any such non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP.  Adjusted EBITDA is used by management for planning purposes, including the preparation of internal budgets, forecasts and strategic plans; in analyzing the effectiveness of business strategies; to evaluate potential acquisitions; in making compensation decisions; in communications with its Board of Directors concerning financial performance; and as part of the company’s credit agreement in which Adjusted EBITDA is used to measure compliance with certain covenants.

About RealD Inc.

RealD is a leading global licensor of 3D technologies. RealD’s extensive intellectual property portfolio is used in applications that enable a premium 3D viewing experience in the theater, the home and elsewhere. RealD licenses its RealD Cinema Systems to motion picture exhibitors that show 3D motion pictures and alternative 3D content. RealD also provides its RealD Display, active and passive eyewear, RealD Format and gaming technologies to consumer electronics manufacturers and content producers and distributors to enable the delivery and viewing of 3D content.  RealD’s cutting-edge 3D technologies have been used for applications such as piloting the Mars Rover.

RealD was founded in 2003 and has offices in Beverly Hills, California; Boulder, Colorado; London, United Kingdom; and Tokyo, Japan. For more information, please visit our website at www.reald.com.

© 2010 RealD Inc. All Rights Reserved.

Contact:

Addo Communications

Andrew Greenebaum / Laura Foster

310-829-5400

andrewg@addocommunications.com; lauraf@addocommunications.com

RealD Inc.

Consolidated Statement of Operations

(In thousands, except share and per share amounts)

(Unaudited)

	Three Months Ended
	June 25,	June 26,
	2010	2009

Revenue:
Licensing	$25,728	$5,954
Product and other	38,792	19,610
Total revenue	64,520	25,564
Cost of revenue:
Licensing	2,995	2,286
Product and other	43,623	20,415
Total cost of revenue	46,618	22,701
Gross margin	17,902	2,863
Operating expenses:
Research and development	2,979	2,400
Selling and marketing	4,105	3,902
General and administrative	6,230	2,731
Total operating expenses	13,314	9,033
Operating income (loss)	4,588	(6,170)
Interest expense	(519)	(282)
Other income (loss)	6,610	(10)
Income (loss) before income taxes	10,679	(6,462)
Income tax expense	827	527
Net income (loss)	9,852	(6,989)
Net (income) loss attributable to noncontrolling interest	(1,060)	237
Accretion of preferred stock	(3,838)	(3,092)
Undistributed earnings attributable to preferred stockholders	(2,008)	-
Net income (loss) attributable to RealD Inc. common stockholders	$2,946	$(9,844)

Earnings (loss) per common share:
Basic	$0.12	$(0.41)
Diluted	$0.09	$(0.41)

Shares used in computing earnings per common share:
Basic	24,690,954	24,201,394
Diluted	31,072,835	24,201,394

RealD Inc.

Consolidated Balance Sheets

(In thousands)

	June 25,	March 26,
	2010	2010
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$19,549	$13,134
Accounts receivable, net	50,853	51,184
Inventories	`11,467	6,539
Deferred costs – eyewear	2,407	1,842
Deferred income taxes	4,349	4,349
Prepaid expenses and other current assets	3,093	1,128
Total current assets	91,718	78,176
Property and equipment, net	3,074	2,558
Cinema systems, net	53,022	40,623
Digital projectors, net-held for sale	11,607	25,521
Goodwill	10,657	10,657
Other intangibles, net	2,016	2,024
Other assets	6,430	2,587
Total assets	$178,524	$162,146
Liabilities, redeemable convertible preferred stock and equity (deficit)
Current liabilities:
Accounts payable	$38,371	$37,625
Accrued expenses	26,409	24,608
Deferred revenue	29,383	19,430
Credit facility agreement	25,106	20,066
Income taxes payable	1,269	1,254
Current portion of long-term debt	2,963	9,299
Total current liabilities	123,501	112,282
Deferred revenue, net of current portion	13,902	14,144
Virtual print fee liability and customer deposits	4,172	8,331
Long-term debt, net of current portion	1,479	2,031
Deferred tax liability	4,413	4,413
Commitments and contingencies
Series C mandatorily redeemable convertible preferred stock,	66,669	62,831
Equity (deficit)
Series A redeemable convertible preferred stock	1,978	1,978
Series B redeemable convertible preferred stock	2,970	2,970
Series D redeemable convertible preferred stock	19,952	19,952
Common stock	69,519	68,371
Accumulated deficit	(132,337)	(137,291)
Total RealD Inc. stockholders’ deficit	(37,918)	(44,020)
Noncontrolling interest	2,306	2,134
Total equity (deficit)	(35,612)	(41,886)
Total liabilities, mandatorily redeemable convertible preferred stock and equity (deficit)	$178,524	$162,146

RealD Inc.

Schedule of Non-GAAP Reconciliations

(In thousands)

(Unaudited)

	Three Months Ended
	June 25,	June 26,
	2010	2009

Net income (loss)	$9,852	$(6,989)
Add (deduct):
Interest expense	519	282
Income tax expense	827	527
Depreciation and amortization	2,668	1,612
Other (income) loss (1)	(6,610)	10
Share-based compensation expense (2)	656	764
Exhibitor option expense (3)	492	5,078
Impairment of assets and intangibles (4)	131	48
Sales and use tax (5)	2,145	720
Property tax (6)	206	112
Management fee (7)	88	88
Adjusted EBITDA	$10,974	$2,252

(1)     Includes amortization of debt issue costs, unrealized foreign currency exchange gains and losses and gain of $6.7 million from the sale of digital projectors.

(2)     Represents share based compensation expense of nonstatutory and incentive stock options to employees, officers, directors and consultants.

(3)     Represents stock options granted to some of our motion picture exhibitor licensees. The amounts are recorded as contra revenue in the condensed consolidated financial statements.

(4)     Represents impairment of long-lived assets, such as fixed assets, theatrical equipment and identifiable intangibles.

(5)     Represents taxes incurred by us for cinema license and product revenue.

(6)     Represents property taxes on RealD Cinema Systems and digital projectors.

(7)     Represents payment of management fees to our Series C mandatorily redeemable convertible preferred stockholder (included in general and administrative expense, which will terminate upon the completion of our initial public offering).